UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 13, 2013

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

1-14303	38-3161171
(Commission File Number)	(I.R.S. Employer Identification Number)

One Dauch Drive, Detroit, Michigan	48211-1198
(Address of principal executive offices)	(zip code)

(313) 758-2000

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre-commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

SECTION 1 — Registrant’s Business and Operations

Item 1.01.	Entry into a Material Definitive Agreement.

Financing Transactions

On September 13, 2013, American Axle & Manufacturing, Inc. (“AAM”), a wholly owned subsidiary of American Axle & Manufacturing Holdings, Inc. (the “Company”), amended and restated (1) the Credit Agreement dated as of January 9, 2004, as amended and restated as of August 31, 2012 and as further amended as of February 15, 2013 (as amended and restated, the “Amended and Restated Credit Agreement”), among the Company, as guarantor, AAM, as borrower, JPMorgan Chase Bank, N.A., as Administrative Agent, and each financial institution party thereto as a lender, (2) the Collateral Agreement dated as of November 7, 2008, as amended and restated as of December 18, 2009 and as further amended on June 30, 2011 (as amended and restated, the “Collateral Agreement”), among AAM, the Company and its domestic subsidiaries (other than AAM), JPMorgan Chase Bank, N.A., as collateral agent for the lenders under the Amended and Restated Credit Agreement, and the secured noteholders under the Indenture dated as of December 18, 2009, among AAM, as issuer, the guarantors thereunder, and U.S. Bank National Association, as trustee, and (3) the Guarantee Agreement dated as of January 9, 2004, as amended and restated as of September 13, 2013 (as amended and restated, the “Guarantee Agreement”), among AAM, the Company and its subsidiaries (other than AAM), and JPMorgan Chase Bank, N.A., as Administrative Agent. The Amendment and Restatement Agreement dated as of September 13, 2013 required the satisfaction of certain conditions precedent.

The Amended and Restated Credit Agreement, among other things, amends the existing revolving facility (the “Amended Revolving Facility”) to increase the aggregate commitments to $523.5 million and to extend the maturity to September 13, 2018. In addition, the Amended and Restated Credit Agreement provides for a senior secured term loan A facility in an aggregate principal amount of $150 million (the “Term Facility,” and together with the Amended Revolving Facility, the “Credit Facilities”). The full amount of the Term Facility must be drawn on or within thirty (30) days after September 13, 2013 in up to two borrowings in U.S. Dollars. The Term Facility matures on September 13, 2018 and is prepayable at any time. Subject to the satisfaction of certain conditions, the Amended and Restated Credit Agreement contains an option permitting AAM to increase the commitments under the Credit Facilities up to an additional $150 million. Proceeds of loans made pursuant to the Amended and Restated Credit Agreement may be used for general corporate purposes, including to redeem, repurchase, or discharge AAM’s 9.25% Senior Secured Notes due 2017. AAM intends to use the proceeds of borrowings under the Term Facility to partially redeem its 9.25% Senior Secured Notes due 2017.

Borrowings under the Credit Facilities bear interest at rates based on the adjusted London Interbank Offered Rate (“LIBOR”) or an alternate base rate, as AAM may elect, in each case plus an applicable margin depending upon the corporate ratings of the Company. The applicable margin for LIBOR-based loans under the Credit Facilities will be between 1.50% and 3.00%.

Under the Credit Facilities, certain negative covenants were revised to provide the Company increased flexibility. In the event AAM achieves investment grade corporate credit ratings from S&P and Moody’s, AAM may elect to release all of the collateral from the liens granted pursuant to the Collateral Agreement, subject to notice requirements and other conditions.

The Credit Facilities are secured on a first priority basis by all or substantially all of the assets of AAM and each guarantor under the Collateral Agreement.

Copies of the Amended and Restated Credit Agreement, the Guarantee Agreement, and the Collateral Agreement are included as Exhibits 10.1, 10.2, and 99.1, respectively, hereto and are incorporated by reference herein. The foregoing descriptions of the Amended and Restated Credit Agreement, the Guarantee Agreement and the Collateral Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements.

Certain of the financial institutions party to the Amended and Restated Credit Agreement, the Guarantee Agreement and the Collateral Agreement and their respective affiliates have performed, and/or may in the future perform, various commercial banking, investment banking and other financial advisory services in the ordinary course of business for the Company, AAM and their respective subsidiaries, for which they have received, and/or will receive, customary fees and commissions.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference in this Item 2.03.

Cautionary Statements

This Current Report on Form 8-K contains forward-looking statements regarding our current expectations regarding certain debt refinancing activities, all of which are inherently uncertain and should be viewed with caution. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide assurance that these expectations will prove to be correct. We assume no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, unless the securities laws require us to do so.

SECTION 9 — Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Amendment and Restatement Agreement dated as of September 13, 2013, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent, and each financial institution party thereto as a lender.

10.2	Guarantee Agreement dated as of January 9, 2004, as amended and restated as of September 13, 2013, among American Axle & Manufacturing, Inc., American Axle & Manufacturing Holdings, Inc., certain subsidiaries of American Axle & Manufacturing, Inc. identified therein, and JPMorgan Chase Bank, N.A. as Administrative Agent for the lenders referred to therein.

99.1	Collateral Agreement dated as of November 7, 2008, as amended and restated as of December 18, 2009, and as further amended and restated as of September 13, 2013, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiaries of American Axle & Manufacturing, Inc. identified therein, and JPMorgan Chase Bank, N.A. as Collateral Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

By:	/s/ Michael K. Simonte
Name:	Michael K. Simonte
Title:	Executive Vice President & Chief Financial Officer (also in capacity of Chief Accounting Officer)

Dated: September 16, 2013

INDEX TO EXHIBITS

Exhibit No.	Description

10.1	Amendment and Restatement Agreement dated as of September 13, 2013, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., JPMorgan Chase Bank, N.A., as Administrative Agent and as Collateral Agent, and each financial institution party thereto as a lender.

10.2	Guarantee Agreement dated as of January 9, 2004, as amended and restated as of September 13, 2013, among American Axle & Manufacturing, Inc., American Axle & Manufacturing Holdings, Inc., certain subsidiaries of American Axle & Manufacturing, Inc. identified therein, and JPMorgan Chase Bank, N.A. as Administrative Agent for the lenders referred to therein.

99.1	Collateral Agreement dated as of November 7, 2008, as amended and restated as of December 18, 2009, and as further amended and restated as of September 13, 2013, among American Axle & Manufacturing Holdings, Inc., American Axle & Manufacturing, Inc., certain subsidiaries of American Axle & Manufacturing, Inc. identified therein, and JPMorgan Chase Bank, N.A. as Collateral Agent.